Exhibit 5.1

[OPINION OF PRESTON GATES & ELLIS LLP]

December 19, 2006

Unipro Financial Services Inc

South Banbidian Industrial Park,

Liqiao Township, Shunyi District

Beijing 101304, People’s Republic of China

Re: Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel for Flow International Corporation, a Washington corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the above-referenced Registration Statement on Form SB-2 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Selling Shareholders name in the Registration Statement of up to 3,526,059 outstanding shares of the common stock, and up to 1,169,306 shares that may be issued on the exercise of outstanding warrants (collectively, the “Shares”).

In connection with the preparation and filing of the Registration Statement, we have reviewed the Company’s articles of incorporation and bylaws, the Securities Purchase Agreement dates October 27, 2006 and related Registration Rights Agreement and warrants, and the Placement Agent Agreement and related warrants (the capitalized terms in this sentence having the same meaning as in the Registration Statement) and such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other investigations as we deemed necessary in order to express the opinions set forth below. The law covered by the opinions expressed herein is expressly limited to the Florida Business Corporation Act, the statutory provisions of the Florida Constitution, and reported judicial decisions interpreting those laws and the Federal law of the United States (the “Covered Law”). To the extent that the law of any other jurisdiction other than those mentioned in the prior sentence impact the opinions expressed herein, we assume in our opinions that such law is the same as the Covered Law. No opinion is expressed as to the effect that the law of any other jurisdiction might have upon the subject matter of the opinions expressed herein under conflicts of law principles or otherwise. We express no opinion except as expressly set forth in the paragraph below and no opinions shall be implied. The opinion expressed herein is an opinion of legal matters and not factual matters.

We have assumed that with respect to any Shares to be issued upon the exercise of warrants, the Company will receive the specified consideration for the Shares as set forth in such warrants and any other agreements pursuant to which said warrants were issued.

Subject to the foregoing, it is our opinion that such of the Shares as have been issued have been duly authorized and are validly issued, fully paid and nonassessable, and such of the Shares as are issuable in the future have been duly authorized and will be validly issued, fully paid and nonassessable when issued pursuant to the terms of the warrants and other agreements pursuant to which such Shares are issuable.

Our opinion is given as of the effective date of the registration statement, and we undertake no obligation and hereby disclaim any obligation to advise upon any change in law, facts or circumstances, occurring after the date thereof except in any additional or supplemental opinions that we may render with respect to the Selling Shareholder Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to the reference to our firm under the heading “Legal Matters” in the prospectus contained within the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. We express no opinion as to any matters not expressly set forth herein.

Very truly yours,

/s/ PRESTON GATES & ELLIS LLP